UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

VICTORY COMMERCIAL MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	333-228242	37-1865646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

424 Madison Ave. Suite 1002,

New York, NY, 10017

(Address of Principal Executive Offices)

(212)-922-2199

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 1, 2020, Victory Commercial Management, Inc., a Nevada corporation (“we” or the “Company”) entered into a sale and purchase agreement with Victory Commercial Investment Ltd., a BVI limited liability company and the wholly-owned subsidiary of the Company (“VCI”) and Sino Pride Development (HK) Limited, a private company limited by shares incorporated in Hong Kong (the “Purchaser”), to sell all the equity interest in Sino Pride Development Limited (“Sino Pride”), a Hong Kong company and wholly-owned subsidiary of VCI, to the Purchaser, in exchange a total consideration of HK$1.00 (the “Disposition of Sino Pride”). The Disposition of Sino Pride includes the sale all of the equity interest of Sino Pride’s then subsidiaries (immediately after the restructuring transaction as disclosed below), including Dalian Victory Plaza Development Co., Ltd., a PRC company, and Dalian Victory Business Management Co., Ltd., a PRC company.

On October 1, 2020 and immediately prior to the Disposition of Sino Pride, Sino Pride entered into a sale and purchase agreement with Hong Kong Sino Pride Development Limited (“HK SP”) to sell all the equity interests in Dalian Victory Property Management Co., Ltd. (“DVPM”), a PRC company and a subsidiary of Sino Pride, to HK SP, for a total consideration of HK$1.00. Concurrently, VCI entered into a sale and purchase agreement with the shareholder of HK SP to purchase all the equity interests in HK SP for HK$1.00. Prior to the transaction, HK SP was controlled by our CEO and formed for the purpose of completing the restructuring transaction. After the transactions, VCI owns all the equity interests in HK SP which in turn owns all the equity interests of DVPM (“Restructuring of DVPM”).

The board of directors and all the stockholders of the Company holding an aggregate of 21,711,000 shares of common stock, representing 100% of the total issued and outstanding shares as of October 1, 2020 took action by written consent to approve the Disposition of Sino Pride.

The closing of the disposition transaction is pending upon filing with and approval by U.S. and local (Hong Kong) regulatory agencies, if applicable; however, which shall be no later than 45 days of the execution of the sale and purchase agreement.

The foregoing description of the sale and purchase agreement, is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 10.1	Sale and Purchase Agreement, dated October 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Commercial Management Inc.

Date: October 7, 2020	By:	/s/ Alex Brown
Alex Brown
President, Chief Executive Officer, Interim Chief Financial Officer and Principal Accounting Officer. Treasurer and Chairman